                                 Loan Agreement


                                  by and among

                     CONGRESS FINANCIAL CORPORATION (CANADA)
                                    as Lender

                                       and

                     STATIA TERMINALS CANADA, INCORPORATED,
                      POINT TUPPER MARINE SERVICES LIMITED
                                  as Borrowers


                            Dated: November 27, 1996

                             TABLE OF CONTENTS

   SECTION 1.  DEFINITIONS

         1.1   "Access Agreement".......................................  2
         1.2   "Accounts"...............................................  2
         1.3   "Availability Reserves"..................................  2
         1.4   "BIA"....................................................  2
         1.5   "Blocked Accounts".......................................  2
         1.6   "Canadian Dollar Amount".................................  2
         1.7   "CCAA"...................................................  3
         1.8   "Collateral".............................................  3
         1.9   "Congress US"............................................  3
         1.10  "Currency Exchange Convention"...........................  3
         1.11  "Debentures".............................................  3
         1.12  "Eligible Accounts"......................................  3
         1.13  "Eligible Inventory".....................................  5
         1.15  "Equipment"..............................................  6
         1.16  "Event of Default".......................................  6
         1.17  "Excess Availability"....................................  6
         1.18  "Financing Agreements"...................................  6
         1.19  "First Mortgage Notes"...................................  6
         1.20  "GAAP"...................................................  7
         1.21  "General Assignments of Accounts Receivable".............  7
         1.22  "General Security Agreement".............................  7
         1.23  "Hazardous Materials"....................................  7
         1.24  "Hypothecs"..............................................  7
         1.25  "Indenture"..............................................  7
         1.26  "Information Certificate"................................  8
         1.27  "Inventory"..............................................  8
         1.28  "Letter of Credit Accommodations"........................  8
         1.29  "Loans"..................................................  8
         1.30  "Maximum Credit".........................................  8
         1.31  "Net Amount of Eligible Accounts"........................  8
         1.32  "Noteholder Collateral" .................................  8
         1.33  "Obligations"............................................  8
         1.34  "Obligor"................................................  9
         1.35  "Payment Account"........................................  9
         1.36  "Person" or "person".....................................  9
         1.37  "Personal Property Security Legislation".................  9
         1.38  "PPSA"...................................................  9
         1.39  "Prime Rate".............................................  9
         1.40  "Priority Payables Reserve"..............................  9
         1.41  "Records"................................................ 10
         1.42  "Revolving Loans"........................................ 10

         1.43  "Seven Seas"............................................. 10
         1.44  "Statia N.V."............................................ 10
         1.45  "Trustee"................................................ 10
         1.46  "UCC".................................................... 10
         1.47  "US Financing Agreements"................................ 10

         1.48  "US Loan Agreement"...................................... 10
         1.49  "Value".................................................. 11

   SECTION 2.  CREDIT FACILITIES

         2.1  Revolving Loans........................................... 11
         2.2  Letter of Credit Accommodations........................... 12
         2.3  Availability Reserves..................................... 14

   SECTION 3.  INTEREST AND FEES

         3.1  Interest.................................................. 15
         3.2  Closing Fee............................................... 16
         3.3  Servicing Fee............................................. 16
         3.4  Unused Line Fee........................................... 16

   SECTION 4.  CONDITIONS PRECEDENT

         4.1  Conditions Precedent to Initial Loans and Letter of
                Credit Accommodations................................... 16
         4.2  Conditions Precedent to All Loans and Letter
                of Credit Accommodations................................ 18

   SECTION 5.  ......................................................... 19

   SECTION 6.  COLLECTION AND ADMINISTRATION

         6.1  Borrowers' Loan Accounts.................................. 19
         6.2  Statements................................................ 19
         6.3  Collection of Accounts.................................... 19
         6.4  Payments.................................................. 20
         6.5  Authorization to Make Loans............................... 21
         6.6  Use of Proceeds........................................... 22

   SECTION 7.  COLLATERAL REPORTING AND COVENANTS

         7.1  Collateral Reporting...................................... 22
         7.2  Accounts Covenants........................................ 23
         7.3  Inventory Covenants....................................... 24
         7.4  Equipment Covenants....................................... 25
         7.5  Power of Attorney......................................... 25
         7.6  Right to Cure............................................. 26
         7.7  Access to Premises........................................ 27

   SECTION 8.  REPRESENTATIONS AND WARRANTIES

         8.1  Corporate Existence, Power and Authority; Subsidiaries.... 27
         8.2  Financial Statements; No Material Adverse Change.......... 27
         8.3  Chief Executive Office; Collateral Locations.............. 28
         8.4  Priority of Liens; Title to Properties.................... 28
         8.5  Tax Returns............................................... 28
         8.6  Litigation................................................ 28

         8.7  Compliance with Other Agreements and Applicable Laws...... 29
         8.8  Bank Accounts............................................. 29
         8.9  Accuracy and Completeness of Information.................. 29
         8.10 Environmental Compliance.................................. 30
         8.11 Capitalization............................................ 30
         8.12 Survival of Warranties; Cumulative........................ 31


   SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1  Maintenance of Existence.................................. 31
         9.2  New Collateral Locations.................................. 31
         9.3  Compliance with Laws, Regulations, Etc.................... 32
         9.4  Payment of Taxes and Claims............................... 33
         9.5  Insurance....................................................
         9.6  Financial Statements and Other Information................ 34
         9.7  Sale of Assets, Consolidation, Amalgamation, Dissolution,
                Etc..................................................... 36
         9.8  Encumbrances.............................................. 36
         9.9  Indebtedness.............................................. 37
         9.10 Loans, Investments, Guarantees, Etc....................... 37
         9.11 Dividends and Redemptions................................. 38
         9.12 Transactions with Affiliates.............................. 38
         9.13 Additional Bank Accounts.................................. 38
         9.14 Applications under the Companies' Creditors Arrangement
                Act..................................................... 39
         9.15 Intentionally Deleted..................................... 39
         9.16 Costs and Expenses........................................ 39

         9.17 Further Assurances........................................ 40

   SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

         10.1  Events of Default........................................ 41
         10.2  Remedies................................................. 44

   SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
                AND CONSENTS; GOVERNING LAW

         11.1  Governing Law; Choice of Forum; Service of Process;
                 Jury Trial Waiver...................................... 46
         11.2  Waiver of Notices........................................ 47
         11.3  Amendments and Waivers................................... 48
         11.4  Waiver of Counterclaims.................................. 48
         11.5  Indemnification.......................................... 48

   SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS

         12.1  Term..................................................... 49
         12.2  Notices.................................................. 50
         12.3  Partial Invalidity....................................... 51
         12.4  Successors............................................... 51

         12.5  Joint and Several Liability.............................. 51
         12.6  Suretyship Waivers and Consents.......................... 52
         12.7  Entire Agreement......................................... 54
         12.8  Headings................................................. 55
         12.9  Judgment Currency........................................ 55

                                    INDEX TO
                             EXHIBITS AND SCHEDULES

         Exhibit A         Information Certificate

         Schedule 8.4      Existing Liens

         Schedule 8.8      Bank Accounts

         Schedule 8.10     Environmental Compliance

         Schedule 8.11(a)  Share Encumbrances

         Schedule 9.9      Existing Indebtedness

         Schedule 9.10     Existing Loans, Advances and Guarantees

                                 LOAN AGREEMENT

      This Loan Agreement dated November 27, 1996 is entered into by and between Congress Financial Corporation (Canada), an Ontario corporation ("Lender") and Statia Terminals Canada, Incorporated, a Nova Scotia corporation and Point Tupper Marine Services Limited, a Nova Scotia corporation (each a "Borrower" and collectively, the "Borrowers").

                              W I T N E S S E T H:

      WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers;

      WHEREAS, Congress Financial Corporation (Florida) ("Congress US") has been requested to enter into certain financing arrangements with Statia Terminals N.V. ("Statia N.V.") in the United States of America pursuant to which Congress US may make loans and provide other financial accommodations to Statia N.V.; and

      WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

      All terms used herein which are defined in the PPSA shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. References herein to any statute or any provision thereof include such statute or provision as amended, revised, re-enacted, and/or consolidated from time to time and any successor statute thereto. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. Canadian Dollars and the sign "$" mean lawful money of Canada. "US Dollars" and the sign "US$" mean lawful money of the United States of America. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "Access Agreement" shall mean, collectively, that certain Access, Use and Intercreditor Agreement, dated the date hereof, by and among Lender, Congress US and Trustee and that certain Access, Use and Intercreditor Agreement, dated the date hereof, by and between Lender and Trustee.

      1.2 "Accounts" shall mean all present and future rights of a Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

      1.3 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of either Borrower or any Obligor or (iii) the security interests, charges, liens and other rights of Lender in the Collateral (including the enforceability, perfection, protection and priority thereof) or
(b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of either Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect Lender's good faith estimate of the amount of any Priority Payables Reserve, or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

      1.4 "BIA" shall mean the Bankruptcy and Insolvency Act (Canada).

      1.5 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

      1.6 "Canadian Dollar Amount" means, in respect of any amount, the sum of:

            (a) such portion, if any, of such amount denominated in Canadian Dollars; and

            (b) to the extent that a portion of such amount is denominated in US Dollars, the amount in Canadian Dollars calculated by Lender using the Currency Exchange Convention in effect on the Business Day of determination.

      1.7 "CCAA" shall mean the Companies' Creditors Arrangement Act (Canada).

      1.8 "Collateral" shall mean, collectively, Collateral as such term is defined in the General Security Agreement, Collateral as such term is defined in the Debentures, Accounts as such term is defined in the General Assignments of Accounts Receivable, and hypothecated claims as such term is defined in the

Hypothecs.

      1.9 "Congress US" shall mean Congress Financial Corporation (Florida), a Florida corporation, and its successors and assigns.

      1.10 "Currency Exchange Convention" shall mean a procedure used by Lender to value in Canadian Dollars (i) the obligations or assets of Borrowers or their affiliates that are originally measured in US Dollars or (ii) any other amount expressed in US Dollars herein by using the spot price for US Dollars provided to Lender by Bank of Montreal for the preceding business day. In the event Bank of Montreal no longer provides appropriate spot prices for US Dollars to Lender, Lender shall obtain a US Dollar spot price from another Canadian bank selected in good faith by Lender.

      1.11 "Debentures" shall mean the debentures dated on or about the date hereof granted by each Borrower in favour of Lender in respect of the Obligations.

      1.12 "Eligible Accounts" shall mean Accounts created by either Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

            (a) such Accounts arise from the actual and bona fide sale and delivery of goods by either Borrower or rendition of services by either Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

            (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;

            (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

            (d) such Accounts do not arise from sales which are on terms under which payment by the account debtor is conditional or contingent;

            (e) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice and except as to progress billings to the extent that the applicable Borrower has performed the services represented by the Account and the applicable Borrower has no further obligations in respect thereof;

            (f) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owned by Borrowers to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

            (g) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

            (h) such Accounts are subject to the first priority and valid and perfected (to the extent applicable) security interest, charge and lien of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

            (i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with either Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

            (j) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

            (k) such Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts of the Borrowers under this Agreement and the Eligible Accounts of Statia N.V. and Seven Seas under the US Loan Agreement (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

            (l) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

            (m) such Accounts are owed by account debtors whose total indebtedness to Borrowers does not exceed the credit limit with respect to such account debtors as mutually agreed upon by Lender and Borrowers from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts); and

            (n) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as reasonably determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

      1.13 "Eligible Inventory" shall mean Inventory consisting of oil, fuel and related petroleum products which could be sold in the ordinary course of the business of either Borrower ("finished goods") which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in either Borrower's business; (f) Inventory at premises other than those owned and controlled by a Borrower, including, without limitation, Inventory stored in tanks owned or controlled by Persons other than a Borrower or Inventory which is in transit to a Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest, lien and charge in the Inventory, waiving security interests, liens and charges and claims by such person against the Inventory and permitting Lender access to such Inventory and the right to remain on the premises where such Inventory is located so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;
(g) Inventory subject to a security interest or lien in favour of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected (to the extent applicable) security interest, lien and charge of Lender; (k) returned, damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment; and
(m) Inventory which is subject to any throughput contracts and storage contracts. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

      1.14 "Environmental Laws" shall mean with respect to any Person all federal (United States of America and Canada), state, provincial, district, local, municipal and foreign laws, statutes, rules, regulations, ordinances, orders, directives, permits, licenses and consent decrees relating to health, safety, hazardous, dangerous or toxic substances, waste or material, pollution and environmental matters, as now or at any time hereafter in effect, applicable to such Person and/or its business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

      1.15 "Equipment" shall mean all of each Borrower's now owned and hereafter acquired equipment (exclusive of each Borrower's vehicles and computers), machinery, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.16 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.17 "Excess Availability" shall mean the Canadian Dollar Amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the gross amount of the Revolving Loans which would be available to Borrowers pursuant to Section 2.1 from time to time if no Loans or Letters of Credit Accommodations were outstanding and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of each Borrower which are more than sixty (60) days past due as of such time (other than trade payables which such Borrower is contesting in good faith).

      1.18 "Financing Agreements" shall mean, collectively, this Agreement, the General Security Agreement, the Debentures, the General Assignments of Accounts Receivable, the Hypothecs, if any, and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by either Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.19 "First Mortgage Notes" shall mean the US$135,000,000 11 3/4% First Mortgage Notes issued by Statia Terminals International N.V. and Statia Terminals Canada, Incorporated.

      1.20 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

      1.21 "General Assignments of Accounts Receivable" shall mean the general assignments of accounts receivable dated on or about the date hereof given by each Borrower in favour of Lender in respect of the Obligations.

      1.22 "General Security Agreement" shall mean the general security agreement dated on or about the date hereof given by Borrowers in favour of Lender in respect of the Obligations.

      1.23 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants

(including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

      1.24 "Hypothecs" shall mean the hypothecs on a universality of claims in form and substance satisfactory to Lender given by each Borrower in favour of Lender if requested by Lender.

      1.25 "Indenture" shall mean the Indenture, dated as of November 27, 1996, by and among Statia Terminals International N.V. and Statia Terminals Canada, Incorporated, as Issuers, Statia Terminals Corporation N.V., Statia Terminals Delaware, Inc., Statia Terminals, Inc., Statia Terminals N.V., Saba Trustcompany N.V., Bicen Development Corporation N.V., Statia Terminals Southwest, Inc., W.P. Company, Inc., Seven Seas Steamship Company, Inc., Seven Seas Steamship Company (Sint Eustatius) N.V., Point Tupper Marine Services Limited, Statia Laboratory Services, N.V. and Statia Tugs N.V., as Subsidiary Guarantors, and Marine Midland Bank, as Trustee.

      1.26 "Information Certificate" shall mean the Information Certificate of each Borrower constituting Exhibit A hereto containing material information with respect to each such Borrower, its business and assets provided by or on behalf of each such Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.27 "Inventory" shall mean all of each Borrower's now owned and hereafter existing or acquired raw materials, work-in-process, finished goods and semi-finished inventory or goods of any kind, nature or description, held for sale, exchange or lease or furnished or to be furnished under a contract of service or an exchange arrangement or used or consumed in the business or in connection with the manufacturing, package, shipping, advertising, selling or finishing of such goods, and all right, title and interest therein and thereto, and the proceeds (including, without limitation, all proceeds of insurance with respect thereto, including the proceeds of any applicable casualty insurance to the extent relating thereto) and products of all of the foregoing, and all other inventory of whatsoever kind or nature, wherever located.

      1.28 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guarantees denominated in Canadian Dollars which are from time to time either (a) issued or opened by Lender for the account of either Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer with respect to, or guaranteed to the issuer, the performance by either Borrower of its obligations to such issuer.

      1.29 "Loans" shall mean the Revolving Loans.

      1.30 "Maximum Credit" shall mean, at any time, the Canadian Dollar Amount equivalent to US $5,000,000.

      1.31 "Net Amount of Eligible Accounts" shall mean the gross Canadian Dollar Amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts; provided that the amounts deducted under clause (a) shall not duplicate items for which Availability Reserves have been established by Lender.

      1.32 "Noteholder Collateral" shall have the meaning as set forth in the Access Agreement.

      1.33 "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by either Borrower to Lender and/or its affiliates, including, without limitation, Congress US, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or the other Financing Agreements, or the transactions arising hereunder or thereunder, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any proceeding with respect to either Borrower under the BIA, the CCAA, or any similar statute in any jurisdiction (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender in connection with or arising under the Financing Agreements or any of the transactions arising thereunder or related thereto.

      1.34 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

      1.35 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

      1.36 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.


      1.37 "Personal Property Security Legislation" shall mean the Assignment of Book Debts Act (Nova Scotia), the Corporation Securities Registration Act (Nova Scotia) and any comparable or successor legislation in the Province of Nova Scotia or elsewhere which may apply to security interests, charges or liens granted by either Borrower to Lender including, without limitation, the Personal Property Security Act (Nova Scotia) when enacted.

      1.38 "PPSA" shall mean the Personal Property Security Act (Ontario).

      1.39 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.40 "Priority Payables Reserve" shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under federal, provincial, state, county, municipal, or local law including, but not limited, to claims for unremitted and accelerated rents, taxes (including, without limitation, any applicable excise taxes or goods and services taxes), tariffs, customs and duty charges, import assessments, wages, workers' compensation obligations, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Lender, acting reasonably, considers may be or may become subject to a right of a supplier to recover possession thereof under any federal or provincial law, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the BIA.

      1.41 "Records" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of either Borrower with respect to the foregoing maintained with or by any other person).

      1.42 "Revolving Loans" shall mean the loans denominated in Canadian Dollars now or hereafter made by Lender to or for the benefit of either Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

      1.43 "Seven Seas" shall mean Seven Seas Steamship Company, Inc., and its successors and assigns.

      1.44 "Statia N.V." shall mean Statia Terminals N.V., a Netherland Antilles corporation, and its successors and assigns.

      1.45 "Trustee" shall mean Marine Midland Bank, as Trustee under the Indenture.

      1.46 "UCC" shall mean the Uniform Commercial Code.

      1.47 "US Financing Agreements" shall mean the Financing Agreements as that term is defined in the US Loan Agreement.

      1.48 "US Loan Agreement" shall mean the Loan and Security Agreement of even date between Statia N.V. and Congress US as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.49 "Value" shall mean the Canadian Dollar Amount, as determined by Lender in good faith with respect to Inventory, equal to the lower of (a) cost computed on an average cost method in accordance with GAAP or (b) market value.

SECTION 2. CREDIT FACILITIES

      2.1 Revolving Loans.

            (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount equal to the sum of:

                  (i) eighty (80%) percent of the Net Amount of Eligible Accounts, plus

                  (ii) the lesser of: (A) the sum of fifty (50%) percent of the Value of Eligible Inventory consisting of finished goods and (B) the Canadian Dollar Amount equivalent to US $1,000,000 less

                  (iii) any Availability Reserves.

            (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrowers, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed from its historical pattern in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated in any material respect. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

            (c) Except in Lender's discretion, the aggregate Canadian Dollar amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and each Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

            (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii)(B), Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding

Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

      2.2 Letter of Credit Accommodations.

            (a) Subject to, and upon the terms and conditions contained herein, at the request of either Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

            (b) In addition to any administrative charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, each Borrower shall pay to Lender a letter of credit fee at a rate equal to one and three quarters (1.75%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that each Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and three-quarters (3.75%) percent per annum on such daily outstanding balance for:
(i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against either Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty five
(365) day year and actual days elapsed and the obligation of each Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

            (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrowers (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) one hundred (100%) percent of the cost of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of either Borrower's locations for Eligible Inventory within Canada and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrowers shall be reduced by the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

            (d) Except in Lender's discretion, (i) the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed the Canadian Dollar Amount equivalent to US$3,500,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

            (e) Each Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, federal, provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by either Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

            (f) Nothing contained herein shall be deemed or construed to grant either Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Each Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit

Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of either Borrower. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in either Borrower's name.

            (g) Any rights, remedies, duties or obligations granted or undertaken by either Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favour of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favour of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by the applicable Borrower to Lender and to apply in all respects to such Borrower and Lender agrees that any such action taken shall be consistent with Lender's customary practices with such issuers or correspondents with respect thereto.

      2.3 Availability Reserves. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

SECTION 3. INTEREST AND FEES

      3.1 Interest.

            (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the Loans at the rate of one-half (.50%) percent per annum in excess of the Prime Rate, except that Borrowers shall pay to Lender interest, at Lender's option, without notice, at the rate of two and one-half (2.50%) percent per annum in excess of the Prime Rate: (i) on the

Loans for the period from and after the date of termination or non-renewal hereof, or the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Lender and until such time as Lender has received full and final payment of all Loans (notwithstanding entry of any judgment against either Borrower) and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under
Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default). All interest accruing hereunder on and after the occurrence of any of the events referred to in Sections 3.1(a)(i) or 3.1(a)(ii) above shall be payable on demand.

            (b) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by either Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

            (c) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant hereto at a rate based upon a 360 day year (the "First Rate"), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360.

            (d) Notwithstanding the provisions of this Section 3 or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Lender will be conclusive for the purposes of such determination.

            (e) A certificate of an authorized signing officer of Lender as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

            (f) For greater certainty, whenever any amount is payable under this

Agreement or any Financing Agreement by a Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method". As an example, when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum.

      3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of US$75,000, which shall be fully earned as of and payable on the date hereof.

      3.3 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to US$1,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

      3.4 Unused Line Fee. Borrowers shall pay to Lender monthly an unused line fee at a rate equal to three-eights (.375%) percent per annum calculated upon the amount by which the Canadian Dollar Amount equivalent to US $2,500,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations under this Agreement during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

SECTION 4. CONDITIONS PRECEDENT

      4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

            (a) Lender shall have received evidence (including, without limitation, any subordinations or releases of any other charges, liens or security interests in the Collateral required by Lender), in form and substance satisfactory to Lender, that Lender has valid perfected (to the extent applicable) and first priority security interests in, and charges and liens upon, the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests, charges and liens permitted herein or in the other Financing Agreements;

            (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (c) no material adverse change shall have occurred in the assets, business or prospects of either Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of either Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

            (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

            (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in, and charges and liens upon, the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in, and liens and charges upon, the Collateral, waivers by such persons of any security interests, liens, charges or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

            (f) Borrowers shall have Excess Availability as determined by Lender, as of the date hereof, in an amount equal to at least equal to the Canadian Dollar Amount equivalent to US $500,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

            (g) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

            (h) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and the Obligors with respect to the Financing Agreements and such other matters as Lender may request;

            (i) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender; and

            (j) all conditions precedent to the making of loans under the US Financing Agreements shall have been satisfied.


      4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

            (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto;

            (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto;

            (c) Lender shall have received evidence, in form and substance satisfactory to Lender, that (i) each Borrower has notified all account debtors of the security interests, liens and charges of Lender in the Accounts and (ii) each Borrower has placed appropriate notices acceptable to Lender on its invoices and in its contracts entered into after the date hereof providing notice of this financing; and

            (d) no requirement of the Minister of National Revenue for payment pursuant to Section 224, or any successor section, of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Act (Canada) or any comparable provision of similar legislation shall have been received by Lender or any other Person in respect of either Borrower or otherwise issued in respect of either Borrower.

SECTION 5. INTENTIONALLY DELETED.

SECTION 6. COLLECTION AND ADMINISTRATION

      6.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

      6.2 Statements. Lender shall render to Borrowers each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

      6.3 Collection of Accounts.

            (a) Borrowers shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, and Lender may establish and maintain bank accounts of Lender ("Payment Accounts") in each case with such banks as are acceptable to Lender into which Borrowers shall, in accordance with Lender's instructions, promptly deposit and direct its account debtors that remit payments by electronic funds transfers to directly remit, all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, cheque or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no charge or lien upon, or right to setoff against the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to the Payment Accounts or such other bank account of Lender as Lender may from time to time designate for such purpose. Borrowers agree that all payments made to such Blocked Accounts or Payment Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

            (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) business day following the date of receipt of immediately available funds by Lender in the applicable Payment Account. For purposes of calculating the amount of the Revolving Loans available to Borrowers such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender in the applicable Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrowers' loan account on such day, and if not, then on the next business day.

            (c) Each Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, cheques, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts or the Payment Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrowers' own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account or Payment Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts or the Payment Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of each Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

      6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from either Borrower or for the account of either Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. To the extent Lender receives any payments or collections from or on account of either Borrower in US Dollars, Lender shall convert the amount of any such payments received or collected (including, without limitation, the monetary proceeds of collections or of realization upon any collateral) in US Dollars to Canadian Dollars using the Currency Exchange Convention and such payments shall constitute satisfaction of the Obligations only to the extent of the amounts so converted. Payments and collections received in any currency other than US Dollars or Canadian Dollars will be accepted and/or applied at the sole discretion of Lender. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Each Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Each Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement. If, at any time, there are no Obligations outstanding and Lender holds a credit balance, Lender, if requested by Borrowers, shall remit such credit balance to Borrowers as Borrowers may direct.

      6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Toronto time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.

      6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof.

SECTION 7. COLLATERAL REPORTING AND COVENANTS


      7.1 Collateral Reporting. Each Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a weekly basis, a schedule of Accounts, credits issued and cash received together with a statement of the aggregate outstanding and unpaid amount of all tariffs, import assessments, customs and duty charges, goods and services taxes ("GST"), provincial sales taxes ("PST") and other taxes (other than income taxes) due and owing, except that, if Borrowers fail to maintain Excess Availability of the Canadian Dollar Amount equivalent to US$1,000,000, then each Borrower shall deliver a schedule of Accounts, credits issued and cash received together with a statement of the aggregate outstanding and unpaid amount of all tariffs, import assessments, customs and duty charges and GST, PST and other taxes (other than income taxes) due and owing, on a daily basis; (b) on a weekly basis, inventory reports by category, including cost, quantity and grades of such Borrower's inventory, except that, if Borrowers fail to maintain Excess Availability of the Canadian Dollar Amount equivalent to US$1,000,000, then each Borrower shall deliver such inventory reports on a daily basis; (c) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports and (ii) agings of accounts payable; (d) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory acquired by either Borrower; (e) agings of accounts receivable on a monthly basis or more frequently as Lender may request; and (f) such other reports as to the Collateral as Lender shall request from time to time. If either of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

      7.2 Accounts Covenants.

            (a) Each Borrower shall notify Lender promptly of: (i) any material delay in such Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor known to such Borrower after due investigation and (iii) any event or circumstance which, to such Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of a Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, neither Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

            (b) Each Borrower shall promptly report to Lender any return of Inventory by any one account debtor. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, each Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

            (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extension of terms made or given in the ordinary course of a Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defences, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the trans-actions giving rise thereto will violate any applicable federal, provincial or foreign laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

            (e) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which such Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

            (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and each Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

      7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) neither Borrower shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) each Borrower shall deliver to Lender, at their expense, reports prepared by third party surveyors, acceptable to Lender, with respect to the quantity, grade, cost, etc. of such Borrower's inventory with such reports to be prepared on a frequency consistent with historical practice, but in no event less than once per month (or at such other intervals as Lender may request from time to time), and which reports shall be delivered directly to Lender and shall be in form, scope and methodology acceptable to Lender; (e) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws; (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate a Borrower to repurchase such Inventory; and (h) each Borrower shall keep the Inventory in good and marketable condition.

      7.4 Equipment Covenants. With respect to the Equipment and subject to the rights of the Trustee: (a) each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) each Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in each Borrower's business and not for personal, family, household or farming use; and (d) each Borrower assumes all responsibility and liability arising from the use of the Equipment. In addition to, and not in limitation of, the foregoing, each Borrower shall keep in good order and repair all computers and computer hardware and software (whether owned or licensed) in which any Records or other Collateral are stored or maintained and, at any given time, Lender shall have access to all such computers and computer hardware and software and all Records and Collateral contained therein shall be accurate.

      7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in any Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign either Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, and
(viii) do all acts and things which are necessary, in Lender's determination, to fulfil Borrowers' obligations under this Agreement and the other Financing

Agreements; (b) at any time after an Event of Default under Sections 10(a)(i),
(b), (e), (f), (g), (h) or (r) and during its continuation or in the event Lender declares an Event of Default and demands payment of the Obligations hereunder, to notify the post office authorities to change the address for delivery of either Borrower's mail to an address designated by Lender, and to receive and open all mail addressed to either Borrower, except that, Lender shall use its best efforts to promptly forward to the applicable Borrower any mail received by Lender which does not contain payments of Accounts or which does not otherwise relate to the Collateral and to forward to the applicable Borrower copies of any payments of Accounts or documents received and retained by Lender; and (c) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which either Borrower's mail is deposited, (iii) endorse either Borrower's name upon any items of payment relating to the Collateral or proceeds thereof and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse either Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign either Borrower's name on any verification of Accounts and notices thereof to account debtors and
(vi) execute in either Borrower's name and file any PPSA, UCC or other financing statements or amendments thereto and any other filings, notices or registrations necessary or desirable under any applicable Personal Property Security Legislation. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      7.6 Right to Cure. Lender may, at its option, (a) cure any default by either Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against either Borrower to the extent that such default or judgement relates to the Collateral, (b) discharge taxes, liens, security interests, charges or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge either Borrower's account therefor, such amounts to be repayable by either Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of either Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to each Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to either Borrower if an Event of

Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's books and records, including, without limitation, the Records, and (b) each Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of each Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

       Each Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

      8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly amalgamated or duly incorporated, as the case may be, validly existing and duly organized under the laws of its jurisdiction of incorporation and is duly qualified or registered as a foreign or extra-provincial corporation in all provinces, states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on either Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of any Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which a Borrower is a party or by which either Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms. Neither Borrower has any subsidiaries except as set forth on the Information Certificate.

      8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers or its affiliates which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers and their affiliates as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of either Borrower, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

      8.3 Chief Executive Office; Collateral Locations. The principal executive office of each Borrower and each Borrower's Records concerning its Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of each Borrower to establish new locations in accordance with Section 9.2 below. The day-to-day operations of each Borrower are managed in its jurisdiction of incorporation. The Information Certificate correctly identifies any of such locations which are not owned by either Borrower and sets forth the owners and/or operators thereof and to the best of each Borrower's knowledge, the holders of any mortgages on such locations.

      8.4 Priority of Liens; Title to Properties. The security interests, charges and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected (to the extent applicable) first priority liens, charges and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, hypothecs, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

      8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns and all material reports and declarations which are required to be filed by it, except as provided in the Information Certificate or as previously disclosed in writing to Lender. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to a Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid federal, provincial, municipal, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of each Borrower's knowledge threatened, against or affecting either Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower's knowledge threatened, against either Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against either Borrower would result in any material adverse change in the assets, business or prospects of such Borrower or would impair the ability of such Borrower to perform its obligations hereunder or under any of the other

Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

      8.7 Compliance with Other Agreements and Applicable Laws. Neither Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, federal, provincial or local governmental authority.

      8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by either Borrower maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of each Borrower to establish new accounts in accordance with Section
9.13 below.

      8.9 Accuracy and Completeness of Information. All information furnished by or on behalf of either Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of either Borrower, which has not been fully and accurately disclosed to Lender in writing.

      8.10 Environmental Compliance.

            (a) Except as set forth on Schedule 8.10 hereto, neither Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in a manner which constitutes a material violation of any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

            (b) Except as set forth on Schedule 8.10 hereto, there has been no material investigation, proceeding, order, directive, claim, citation or written notice by any governmental authority or any other person nor is any pending or to the best of each Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by either Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects either Borrower or their business, operations or assets or any properties at which any Borrower has transported, stored or disposed of any Hazardous Materials.

            (c) Except as set forth on Schedule 8.10 hereto, neither Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

            (d) Except as set forth on Schedule 8.10 hereto, each Borrower has all material licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

      8.11 Capitalization.

            (a) All of the issued and outstanding shares of Statia Terminals Canada, Incorporated are directly and beneficially owned and held by Statia Terminals Corporation N.V. and all of the issued and outstanding shares of Point Tupper Marine Services Limited are directly and beneficially owned by Statia Terminals Canada, Incorporated and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as set forth on Schedule 8.11(a) hereto.

            (b) Each Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests, liens and charges of Lender and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of each Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness of such Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of such Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

      8.12 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS


      9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Lender a certified copy of the Articles of Amendment or analogous documents of such Borrower providing for the name change certified by the appropriate government authority of the jurisdiction of incorporation of such Borrower as soon as it is available.

      9.2 New Collateral Locations. Each Borrower may open new locations within Canada provided such Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of each such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, PPSA and other financing statements, any filings, notices or registrations necessary or desirable under any applicable Personal Property Security Legislation and such other evidence as Lender may require of the perfection, registration or recording of Lender's first priority security interests, charges and liens where required by Lender.

      9.3 Compliance with Laws, Regulations, Etc.

            (a) Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it under applicable law (including, without limitation, Environmental Laws and pension benefit legislation).

            (b) Except with respect to any matter or event which would not have a material adverse effect upon either Borrower or the conduct of its business, each Borrower shall give both oral and written notice to Lender promptly upon such Borrower's receipt of any notice of, or such Borrower otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by such Borrower or
(B) the release, spill or discharge of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects either Borrower or its business, operations or assets or any properties at which either Borrower transported, stored or disposed of any Hazardous Materials.

            (c) Without limiting the generality of the foregoing, whenever

Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of either Borrower in order to avoid any material non-compliance, with any Environmental Law, which non-compliance could reasonably be expected to have a material adverse effect upon either Borrower or the conduct of its business, the applicable Borrower shall, at Lender's request and such Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

            (d) Each Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including legal fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of either Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.4 Payment of Taxes and Claims.

            (a) Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Each Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and each Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by either Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein (including Section 6.4) shall be construed to require either Borrower to pay any income taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

            (b) Upon the request of Borrowers, Lender agrees to provide Borrowers with appropriate forms, certificates, documents or other information to the extent necessary to establish a complete exemption from, or reduction in, any taxes with respect to payments made by Borrowers to Lender hereunder, provided that, Lender determines, in its sole and absolute discretion, that the same will not have an effect upon the conduct of Lender's business or would or may cause Lender to suffer any legal, regulatory or economic prejudice or harm, as determined by Lender or its counsel in its or their discretion. All costs and expenses incurred in connection with the foregoing shall be paid by Borrowers. Under no circumstances shall Lender be required to disclose any of Lender's tax returns or the tax returns of any affiliates or subsidiaries of Lender or to disclose any other information (financial or otherwise) regarding the conduct of Lender's business. In the event Lender elects not to cooperate with or otherwise provide such forms, certificates, documents or other information to Borrowers, each Borrower acknowledges and confirms that Lender shall have no liability whatsoever to Borrowers, any Obligor or any of their respective affiliates or subsidiaries.

      9.5 Insurance. Each Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Each Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if a Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for each Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and cancelling such insurance. Each Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under the insurance policies related to the Inventory and all Records relating to Collateral and each Borrower shall obtain non-contributory lender's loss payable endorsements to such insurance policies related to the Inventory and all Records relating to Collateral in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by either Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

      9.6 Financial Statements and Other Information.

            (a) Each Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of each Borrower and its subsidiaries in accordance with GAAP and Borrowers shall furnish or cause to be furnished to Lender: (i) within twenty-five (25) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (in each case only balance sheets and statements of income and loss), all in reasonable detail, fairly presenting the financial position and the results of the operations of each Borrower and its subsidiaries as of the end of and through such fiscal month, (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements for Borrower and its affiliates and subsidiaries (including in each case, balance sheets, statements of income and loss, and statements of cash flow) all in reasonable detail, fairly presenting the financial position and the results of the operations of each Borrower and its subsidiaries and affiliates as of the end of and through such fiscal quarter and (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of each Borrower and its subsidiaries and its affiliates (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of each Borrower and its subsidiaries and its affiliates as of the end of and for such fiscal year, together with the opinion of independent chartered accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their subsidiaries and affiliates as of the end of and for the fiscal year then ended.

            (b) Each Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in either Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

            (c) Each Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender all reports and registration statements which any Borrower files with any Canadian securities commission or securities exchange.

            (d) Each Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of such Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of either Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

      9.7 Sale of Assets, Consolidation, Amalgamation, Dissolution, Etc. Neither Borrower shall, directly or indirectly, (a) amalgamate, merge into or with or consolidate with any other Person or permit any other Person to amalgamate, merge into or with or consolidate with it, without the prior written consent of Lender, which consent shall not be unreasonably withheld, provided that, in connection with any such proposed merger or consolidation, Borrower shall be the surviving entity, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any of its assets to any other Person (except for sales of Inventory in the ordinary course of business and except for sales of assets (other than Collateral) whereby the disposition thereof will not have an adverse effect upon the Collateral or Lender's access thereto or will not have a material adverse effect upon the conduct of the Borrower's business as presently conducted), or
(c) form or acquire any subsidiary except as permitted or not otherwise prohibited under the Indenture and provided that Borrower provides Lender with prior written notice thereof, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

      9.8 Encumbrances. Neither Borrower shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to a Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of a Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to a Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of either Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

(e) purchase money security interests or liens in Equipment

(including capital leases) and purchase money mortgages on real estate so long as such security interests and mortgages do not apply to any property of either Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) the security interests and liens set forth on Schedule 8.4 hereto; (g) any security interests and liens granted in favour of the Trustee under the Indenture (with such security interests, charges and liens being subject to the Access Agreement); and (h) any security interests and liens granted in favour of any person which are permitted or not otherwise prohibited under the Indenture provided that such liens shall not attach to any of the Collateral.

      9.9 Indebtedness. Neither Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which a Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (d) indebtedness as permitted or not otherwise prohibited under the Indenture (provided that, such indebtedness (other than indebtedness due the Trustee or the noteholders under the Indenture or "Additional Secured Indebtedness" as defined in the Indenture) is not secured by Collateral); and (e) the indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) a Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) neither Borrower shall, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire (except as provided for below) such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) each Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be. Notwithstanding anything to the contrary contained in this Section 9.9, each Borrower shall have the right to repurchase or otherwise acquire any Securities (as defined in the Indenture), provided that no Event of Default exists and, after giving effect to such repurchase or acquisition, there shall exist Excess Availability hereunder and under the US Loan Agreement in an aggregate amount of not less than the Canadian Dollar Amount equivalent of US $2,000,000.

      9.10 Loans, Investments, Guarantees, Etc. Neither Borrower shall, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the shares or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) loans by Borrowers to Statia N.V. in an aggregate amount not to exceed the Canadian Dollar Amount equivalent to US $5,000,000 in any fiscal year of the Borrowers, provided that, in each instance and at the time any such loan is to be made (i) no Event of Default shall exist or have occurred and be continuing or result from such loan and (ii) Borrowers have Excess Availability, as determined by Lender immediately after giving effect to the making such loans of not less than the Canadian Dollar Amount equivalent to US$1,000,000; (b) the endorsement of instruments for collection or deposit in the ordinary course of business; (c) investments in: (i) short-term direct obligations of the Canadian Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of either Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; and (d) the loans, advances and guarantees set forth on Schedule 9.10 hereto or as permitted or not otherwise prohibited under Sections 4.03 and 4.12 of the Indenture; provided, that, as to such loans, advances and guarantees, (i) neither Borrower shall, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, including amending or modifying Sections 4.03 and 4.12 of the Indenture as in effect on the date hereof, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose except to the extent expressly provided for in the Indenture provided that, after giving effect thereto, the same shall not create an Event of Default hereunder, and (ii) each Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

      9.11 Dividends and Redemptions. Neither Borrower shall, directly or indirectly, declare or pay any dividends on account of any shares of such Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common shares or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except as permitted or not otherwise prohibited under Sections 4.03 and 4.12 of the Indenture, provided that, after giving effect to any such dividend or redemption, no Event of

Default exists or would exist hereunder. Each Borrower further agrees that it will not amend or modify Sections 4.03 and 4.12 of the Indenture as in effect on the date hereof.

      9.12 Transactions with Affiliates. Neither Borrower shall, directly or indirectly, (a) purchase, acquire or lease any tangible property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with a Borrower, except in the ordinary course of and pursuant to the reasonable requirements of a Borrower's business and upon fair and reasonable terms no less favourable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with either Borrower, except (i) (A) reasonable compensation to officers, employees and directors for services rendered to such Borrower in the ordinary course of business and (B) payments to EMT & Associates for consulting services pursuant to its consulting agreement with Borrowers and payments to Statia Terminals, Inc. pursuant to its services agreement with Borrowers and (ii) payments to Castle Harlan, Inc. as a management fee, provided that, as of the date of such payment and after giving effect thereto,, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

      9.13 Additional Bank Accounts. At any time on or after the initial borrowings hereunder, neither Borrower shall directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish; (b) as to any accounts used by either Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender; and
(c) the Collateral Account (as defined in the Indenture).

      9.14 Applications under the Companies' Creditors Arrangement Act. Borrowers acknowledge that their business and financial relationships with Lender are unique from its relationship with any other of its creditors. Each Borrower agrees that it shall not file any plan of arrangement under the CCAA ("CCAA Plan") which provides for, or would permit directly or indirectly, Lender to be classified with any other creditor of either Borrower for purposes of such CCAA Plan or otherwise.

      9.15 Intentionally Deleted.

      9.16 Costs and Expenses. Each Borrower shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the

Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including PPSA and UCC financing statement and other similar filing, registration and recording fees and taxes arising under applicable Personal Property Security Legislation or otherwise, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting cheques and other items of payment, and establishing and maintaining the Blocked Accounts, if any, and the Payment Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of US$600 per person per day for Lender's examiners in the field and office; and
(h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

      9.17 Further Assurances. At the request of Lender at any time and from time to time, each Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments (including, without limitation, Hypothecs and a general security agreement upon enactment of the Personal Property Security Act (Nova Scotia)), and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests, liens charges and assignments and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of a Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more PPSA, UCC or other financing statements or notices or other filings under the applicable Personal Property Security Legislation signed only by Lender or Lender's representative.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

      10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a) (i) Either Borrower fails to pay any of the Obligations within three (3) days after the same becomes due and payable or (ii) either Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than as described in Section 10.1(a)(i) and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by either Borrower or any Obligor of any such term, covenant, condition or provision, or (C) the failure to observe or perform any of the covenants or provisions contained in Section 9.2, 9.7, 9.8 (with respect to Collateral only), 9.9, 9.10, 9.11 or 9.12 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements;

            (b) any representation, warranty or statement of fact made by either Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favour of Lender;

            (d) any judgment for the payment of money is rendered against either Borrower or any Obligor in excess of the Canadian Dollar Amount equivalent to US$ 500,000 in any one case or in excess of the Canadian Dollar Amount equivalent to US$1,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any injunction, attachment, garnishment or execution involving the Collateral, a substantial portion of either Borrower's or any Obligor's assets, or any other property owned by either Borrower or Obligor materially necessary for the conduct of either Borrower's or any Obligor's respective businesses is rendered against either Borrower or any Obligor or any of such assets;

            (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or either Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

            (f) either Borrower or any Obligor becomes insolvent (however defined or evidenced under the laws of Canada, the United States of America, the Netherlands, Antilles or otherwise), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or sale calls a meeting of its creditors or principal creditors, or a trustee, receiver or liquidator is appointed or assigned under the laws of Canada, the United States of America, the Netherlands, Antilles or any other applicable law with respect to any of the Collateral or all or substantially all of the assets of either Borrower or any Obligor;

            (g) a petition, case or proceeding under the bankruptcy or insolvency laws of Canada, the United States of America, the Netherlands Antilles (including, without limitation, the Netherlands Antilles Bankruptcy Decree) or any similar federal, state, provincial or foreign law for the relief of creditors now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed or commenced against either Borrower or any Obligor or all or any substantial part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or either Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (h) a petition, case or proceeding under the bankruptcy or insolvency laws of Canada, the United States of America, the Netherlands Antilles (including, without limitation, the Netherlands Antilles Bankruptcy Decree) or federal, state, provincial or foreign law for the relief of creditors now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed or commenced by either Borrower or any Obligor for all or any part of its property including, without limitation, if either Borrower or any Obligor shall:

                  (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its property and assets;


                  (ii) be unable, or admit in writing its inability, to pay its debts as they mature, or commit any other act of bankruptcy;

                  (iii) make a general assignment for the benefit of creditors;

                  (iv) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors;

                  (v) take advantage of any insolvency or other similar law
            pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding; or

                  (vi) take any corporate action for the purpose of effecting any of the foregoing;

            (i) any default by either Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favour of any person other than Lender, in any case in an amount in excess of the Canadian Dollar Amount equivalent to US$1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by either Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

            (j) any change in the ownership of either Borrower;

            (k) the indictment or threatened indictment of either Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against either Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of either Borrower or such Obligor;

            (l) there shall be a material adverse change in the business, assets or prospects of either Borrower or any Obligor after the date hereof;

            (m) there shall be an event of default under the US Loan Agreement or any of the US Financing Agreements;

            (n) there shall be an event of default under the Indenture;

            (o) the termination by US Lender or Statia N.V. of those certain financing arrangements arising under or in connection with the US Loan
Agreement;

            (p) there shall be an event of default under any of the other Financing Agreements;

            (q) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section or any other Person in respect of either Borrower of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Lender or any other Person in respect of either Borrower or otherwise issued in respect of either Borrower; or

            (r) the Trustee breaches, or otherwise fails to comply with, any of the terms or provisions of the Access Agreement.

      10.2 Remedies.

            (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the PPSA, the applicable Personal Property Security Legislation and other applicable law, all of which rights and remedies may be exercised without notice to or consent by either Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the PPSA, the applicable Personal Property Security Legislation or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by either Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against either Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require each Borrower, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of either Borrower, which right or equity of redemption is hereby expressly waived and released by each Borrower, and/or
(vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waive the posting of any bond which might otherwise be required.

            (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein.

            (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

            (e) Lender may appoint, remove and reappoint any person or persons, including an employee or agent of Lender to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Borrowers and not of Lender, and Lender shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, his employees or agents. Except as otherwise directed by Lender, all money received by such Receiver shall be received in trust for and paid to Lender. Such Receiver shall have all of the powers and rights of Lender described in this Section 10.2. Lender may, either directly or through its agents or nominees, exercise any or all powers and rights of a

Receiver.

            (f) Borrowers shall pay all costs, charges and expenses incurred by Lender or any Receiver or any nominee or agent of Lender, whether directly or for services rendered (including, without limitation, solicitor's costs on a solicitor and his own client basis, auditor's costs, other legal expenses and Receiver remuneration) in enforcing this Agreement or any other Financing Agreement and in enforcing or collecting Obligations and all such expenses shall be a charge on the proceeds of realization and shall be secured hereby.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

      11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

            (b) Each Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Ontario Court (General Division), the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against either Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against either Borrower or its property).

            (c) To the extent permitted by law, each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the Canadian mails, or, at Lender's option, by service upon such Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Lender against such Borrower for the amount of the claim and other relief requested.


            (d) EACH BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by either Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement or any other Financing Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement or any other Financing Agreement.

            (f) Each Borrower waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favour of Lender, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other Financing Agreement.

      11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonour with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on either Borrower which Lender may elect to give shall entitle either Borrower to any other or further notice or demand in the same, similar or other circumstances.

      11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      11.5 Indemnification. Each Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

      12.1 Term.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving Borrowers at least sixty (60) days prior written notice, and Borrowers may terminate this Agreement at any time by giving Lender at least sixty (60) days prior written notice; provided, that, this Agreement, all other Financing Agreements and the US Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations together with all amounts payable under pursuant to the terms of Section 12.1(c) hereof and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including legal fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and cheques or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Canadian Dollars to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Toronto time.

            (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest, lien and charge in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

            (c) If for any reason this Agreement is terminated prior to the end of the initial term in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                       Amount                              Period
                       ------                              ------

      (i)        3.0% of Maximum Credit          From the date hereof to and
                                                 including November 26, 1997

      (ii)       2.0% of Maximum Credit          From November 27, 1997 to and
                                                 including November 26, 1998

      (iii)      1.0% of Maximum Credit          From November 27, 1998 to and
                                                 including November 26, 1999

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and each Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its rights to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral during the course of insolvency or bankruptcy proceedings. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

            (d) Notwithstanding anything to the contrary contained herein, if Borrowers request Lender to consent to an amalgamation, merger or consolidation as required under Section 9.7(a) of this Agreement (the "Merger") and Lender advises Borrowers in writing that Lender does not consent to such Merger, then Borrowers shall have the right to terminate this Agreement upon not less than ten (10) days prior written notice to Lender and Lender agrees to waive the early termination fee which would otherwise be required to be paid hereunder, provided that (i) such termination occurs within ninety (90) days after Lender notifies Borrowers that it will not consent to the Merger and (ii) the Merger in fact occurs effective as of the termination date of this Agreement. If either of the conditions of this Section 12.1(d)(i) and (ii) are not complied with by Borrowers then Borrowers shall pay Lender the early termination fee as provided for in Section 12(c) in connection with the termination of this Agreement.

      12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender and Congress US at the addresses set forth below and to Borrowers at their principal executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered mail, return receipt requested, five (5) days after mailing.

      12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, each Borrower and their respective successors and assigns, except that neither Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation, provided further that if Lender assigns all of its rights and interests hereunder and as of the date of such assignment, no Event of Default exists and is continuing, the Borrowers or the Obligor, as the case may be, shall not be obligated to pay additional amounts pursuant to the second sentence of Section 9.4(a) to the extent that such amounts exceed the amounts that would have otherwise been payable to the assignor had such assignor not made such assignment or transfer, except that, the foregoing provisions shall not apply in the event that Lender assigned its rights and interests hereunder after the occurrence of an Event of Default and during its continuance.

      12.5 Joint and Several Liability. All Loans made hereunder are made to or for the benefit of each of the Borrowers. The Borrowers are jointly and severally, directly and primarily liable for the full and indefeasible payment when due and performance of all Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by each Borrower under the Financing Agreements and each Borrower agrees that such liability is independent of the duties, obligations, and liabilities of each of the joint and several Borrowers. In furtherance of the foregoing, each Borrower jointly and severally, absolutely and unconditionally guaranties to Lender and agrees to be liable for the full and indefeasible payment and performance when due of all the Obligations. This guarantee is a continuing guarantee, shall not be terminated while any of the Obligations is outstanding, and shall apply to all Obligations whenever arising.

      12.6 Suretyship Waivers and Consents.

            (a) Each Borrower acknowledges that the obligations of such Borrower (the "Guarantor Borrower") undertaken herein might be construed to consist, at least in part, of the guarantee of obligations (the "Guaranteed Obligations") of persons other than such Borrower (including the other Borrower) and, in full recognition of that fact, the Guarantor Borrower consents and agrees that Lender may, at any time and from time to time, with respect to the Guaranteed Obligations, without notice or demand, (except as provided in and in accordance with the terms of this Agreement), whether before or after any actual or purported termination, repudiation or revocation of this Agreement by either Borrower, and without affecting the enforceability or continuing effectiveness hereof as to the Guarantor Borrower: (i) increase, extend, or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (ii) supplement, restate, modify, amend, increase, decrease, or waive, or enter into or give any agreement, approval or consent with respect to, the Guaranteed Obligations or any part thereof, or any of the Financing Agreements or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (iii) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Financing Agreements or the Guaranteed Obligations or any part thereof; (iv) accept partial payments on the Guaranteed Obligations; (v) receive and hold additional security or guarantees for the Guaranteed Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any Collateral, security or guarantees, and apply any Collateral or security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (vii) release any person from any personal liability with respect to the Guaranteed Obligations or any part thereof; (viii) settle, release on terms satisfactory to Lender or by operation of applicable laws or otherwise liquidate or enforce any Guaranteed Obligations and any Collateral or security therefor or guarantee thereof in any manner, consent to the transfer of any Collateral or security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of either Borrower, and any corresponding restructuring of the Guaranteed Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of the Guarantor Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guaranteed Obligations.

            (b) Lender may enforce this Agreement independently as to each Borrower and independently of any other remedy or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favour of either Borrower or any Obligor or to proceed upon or against or exhaust any Collateral or security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Lender to marshal assets in favor of either Borrower or any guarantor of the Obligations or to proceed against the other Borrower, and agrees that Lender may proceed against Borrowers or any Collateral in such order as Lender shall determine in its sole an absolute discretion.

            (c) Lender may file a separate action or actions against either Borrower, whether such action is brought or prosecuted with respect to any security or against any guarantor of the Obligations, or whether any other person is joined in any such action or actions. Each Borrower agrees that Lender and each Borrower and any affiliate of either Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing enforceability of this Agreement. Each Borrower, as a joint and several Borrower hereunder, expressly waives the benefit of any statute of limitations affecting its joint and several liability hereunder (but not its primary liability) or the enforcement of the Obligations or any rights of Lender created or granted herein.

            (d) Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any Collateral, other security or guarantee therefor, may be or hereafter may become invalid or otherwise unenforceable as against either Borrower and whether or not either Borrower shall have any personal liability with respect thereto.

            (e) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of the other Borrower with respect to the Obligations; (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of either Borrower (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Lender to marshal assets in favour of any Borrower; (v) any failure of Lender to give notice to either Borrower of sale or other disposition of Collateral of another Borrower or any defect in any notice that may be given in connection with any such sale or disposition of Collateral of either Borrower securing the Obligations; (vi) any failure of Lender to comply with applicable law in connection with the sale or other disposition of any Collateral or other security of either Borrower, for any Obligation, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security of either Borrower for any Obligation; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of either Borrower or any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (ix) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to either Borrower; (x) the avoidance of any lien or security interest in assets of either Borrower in favour of Lender for any reason; or (xi) any action taken by Lender that is authorized by this section or any other provision of any Financing Agreement. Until such time, if any, as all of the Obligations have been indefeasibly paid and performed in full and no portion of any commitment of Lender to Borrowers under any Financing Agreement remains in effect, each Borrower's indebtedness, claims and rights of subrogation, contribution, reimbursement, or indemnity against the other Borrower shall be fully and completely subordinated to the indefeasible repayment in full of the Obligations, and each Borrower expressly waives until such indefeasible payment any right to enforce any remedy that it now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Lender.

            (f) To the fullest extent permitted by applicable law, each Borrower expressly waives and agrees not to assert, any and all defenses in its favour based upon an election of remedies by Lender which destroys, diminishes, or affects such Borrower's subrogation rights against the other Borrower, or against any Obligor, and/or (except as explicitly provided for herein) any rights to proceed against the other Borrower, or any other party liable to Lender, for reimbursement, contribution, indemnity, or otherwise.

            (g) Each Borrower warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Borrowers otherwise may have against each other, Lender, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

      12.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

      12.8 Headings. The division of this Agreement into Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      12.9 Judgment Currency. To the extent permitted by applicable law, the obligations of each Borrower in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (the "Other Currency") (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the "Agreed Currency") that Lender may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Lender receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, each Borrower shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of Borrowers not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section, continue in full force and effect.

      IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

================================================================================
LENDER                                   BORROWERS
------                                   ---------

CONGRESS FINANCIAL                       STATIA TERMINALS CANADA,
CORPORATION (CANADA)                     INCORPORATED

By: /s/ Daniel E. Wolf                   By: /s/ David B. Pittaway
    ----------------------------             ----------------------------

Title: Senior Vice President             Title: President
       --------------------------               --------------------------

Address:                                 Principal Executive Office:
--------                                 ---------------------------

141 Adelaide Street West, Suite 1508     3817 Port Malcolm Road
Toronto, Ontario M5H 3L9                 Port Hawkesbury
CANADA                                   Nova Scotia B0E 2T0
                                         CANADA

Address for Congress US:                 POINT TUPPER MARINE SERVICES
------------------------                 LIMITED

Congress Financial Corporation
1133 Avenue of the Americas              By: /s/ James F. Brenner
New York, New York 10036                     ----------------------------

                                         Title: Vice President
                                                --------------------------

                                         Principal Executive Office:
                                         ---------------------------

                                         3817 Port Malcolm Road
                                         Port Hawkesbury
                                         Nova Scotia B0E 2T0
                                         CANADA

================================================================================

================================================================================